Exhibit 32.1

Section 1350 Certifications

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), Joseph V. Vumbacco and Robert E. Farnham, the President and Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively, of Health Management Associates, Inc., certify that (i) the Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Health Management Associates, Inc.

A signed original of this written statement required by Section 906 has been provided to Health Management Associates, Inc. and will be retained by Health Management Associates, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Joseph V. Vumbacco
Joseph V. Vumbacco
President and Chief Executive Officer (Principal Executive Officer) Date: May 12, 2004

/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Date: May 12, 2004